U.S. SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION

INFORMATION REQUIRED IN PROXY STATEMENT

Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934 (Amendment No.  )

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ZIOPHARM ONCOLOGY, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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ZIOPHARM Oncology, Inc.

1180 Avenue of the Americas, 19th Floor
New York, New York 10036

NOTICE OF ANNUAL MEETING
OF STOCKHOLDERS

To the stockholders of ZIOPHARM Oncology, Inc.:

Please take notice that the Annual Meeting of Stockholders of ZIOPHARM Oncology, Inc. (the “Company”) will be held, pursuant to due call by the Board of Directors of the Company, at Saybrook Room Yale Club, 50 Vanderbilt Avenue, New York, New York, 10017, on Wednesday, April 23, 2008, at 9:00 a.m. Eastern time, or at any adjournment or adjournments thereof, for the purpose of considering and taking appropriate action with respect to the following:

1.	To elect eight directors;
2.	To ratify the appointment of Vitale, Caturano & Company, Ltd. as the independent registered public accounting firm of the Company for fiscal 2008; and
3.	To transact any other business as may properly come before the meeting or any adjournments thereof.

Pursuant to action of the Board of Directors, stockholders of record on March 19, 2008 will be entitled to vote at the meeting or any adjournments thereof.

Stockholders of record can vote their shares by using the Internet or the telephone. Instructions for using these convenient services are set forth on the enclosed proxy card. Of course, you also may vote your shares by marking your votes on the enclosed proxy card, signing and dating it, and mailing it in the enclosed envelope. The election of each director under Proposal One requires the affirmative vote of the holders of a plurality of the shares of the Company’s common stock present in person or represented by proxy at the annual meeting. Adoption of each other proposal requires the affirmative vote of the holders of a majority of such shares.

By Order of the Board of Directors

ZIOPHARM Oncology, Inc.

Richard Bagley, President,
Chief Operating Officer
and Chief Financial Officer

March 28, 2008

Proxy Statement
of
ZIOPHARM Oncology, Inc.

1180 Avenue of the Americas, 19th Floor
New York, New York 10036

Annual Meeting of Stockholders
to be held
April 23, 2008

VOTING BY PROXY AND REVOCATION OF PROXIES

This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors of ZIOPHARM Oncology, Inc. (periodically referred to in this proxy statement as the “Company”) to be used at the annual meeting of our stockholders to be held on Wednesday, April 23, 2008 at 9:00 a.m. Eastern time, at Saybrook Room Yale Club, 50 Vanderbilt Avenue, New York, New York 10017, on Wednesday, April 23, 2008, or at any adjournment or adjournments thereof, for the purpose of considering and taking appropriate action with respect to the following:

1.	To elect eight directors;
2.	To ratify the appointment of Vitale, Caturano & Company, Ltd. as the independent registered public accounting firm of the Company for fiscal 2008; and
3.	To transact any other business as may properly come before the meeting or any adjournments thereof.

The approximate date on which this proxy statement and the accompanying proxy were first sent or given to stockholders was March 28, 2008. Each stockholder who votes by proxy may revoke the proxy at any time prior to its use at the annual meeting by giving notice of such revocation to the Company in writing, in open meeting or by executing and delivering a new proxy to the Chief Financial Officer of the Company. Unless so revoked, the shares represented by each proxy will be voted at the annual meeting and at any adjournments thereof. Presence at the annual meeting of a stockholder who has signed a proxy does not, alone, revoke that proxy; revocation must be announced by the stockholder at the time of the meeting. All shares which are entitled to vote and are represented at the annual meeting by properly executed proxies received prior to or at the annual meeting, and not revoked, will be voted at the annual meeting and any adjournments thereof.

VOTING PROCEDURES

Only holders of record of the Company’s common stock at the close of business on March 19, 2008, the “Record Date” for the annual meeting, are entitled to notice of and to vote at the annual meeting. On the Record Date, there were 21,398,964 shares of the Company’s common stock outstanding. Each share of common stock entitles the holder thereof to one vote upon each matter to be presented at the annual meeting. A quorum, consisting of a majority of the outstanding shares of the common stock entitled to vote at the annual meeting, must be present in person or represented by proxy before action may be taken at the annual meeting.

Each proxy returned to the Company will be voted in accordance with the instructions indicated thereon. The election of each director under Proposal One requires the affirmative vote of the holders of a plurality of the shares of the Company’s common stock present in person or represented by proxy at the annual meeting. Adoption of each other proposal requires the affirmative vote of the holders of a majority of such shares.

Unless a contrary choice is specified, all shares represented by proxies will be voted: FOR the election of the director nominees named in this proxy statement and FOR ratification of Vitale, Caturano & Company, Ltd.’s appointment as our independent registered public accounting firm for fiscal 2008. If any director nominee should withdraw or otherwise become unavailable for reasons not presently known, the proxies which would have otherwise been voted for that director nominee may be voted for a substitute director nominee selected by the Company’s Board of Directors.

A stockholder who abstains with respect to any proposal is considered to be present and entitled to vote on that proposal, and is in effect casting a negative vote. A stockholder (including a broker) who does not give authority to a proxy to vote, or withholds authority to vote, on any proposal shall not be considered present and entitled to vote on that proposal.

The Board of Directors unanimously recommends that you vote “FOR” each of the proposals set forth above.

While the Board of Directors knows of no other matters to be presented at the annual meeting or any adjournment thereof, all proxies returned to the Company will be voted on any such matter in accordance with the judgment of the proxy holders.

ELECTION OF DIRECTORS
(Proposal One)

The Board of Directors currently consists of eight directors, each of whom has been nominated for re-election by the Board of Directors. If re-elected, each nominee has consented to serve as a director of the Company, to hold office until the next annual meeting of stockholders, or until his successor is elected and shall have qualified.

Set forth below is information regarding the individuals nominated for election to the Board of Directors, which includes information furnished by them as to their principal occupations for the last five years, certain other directorships held by them, and their ages as of the date of this proxy statement.

Name and Age of Director and Nominee	Principal Occupation, Business Experience for the Past Five Years and Directorships in Public Companies	Director Since
Jonathan Lewis, M.D., Ph.D. Age 49	Dr. Lewis is Chief Executive Officer and a Director, serving in these capacities since the Company's September 2005 acquisition of ZIOPHARM, Inc. Dr. Lewis previously served as Chief Executive Officer and a Director of ZIOPHARM, Inc. since January 2004. From July 1994 until June 2001, Dr. Lewis served as Professor of Surgery and Medicine at Memorial Sloan-Kettering Cancer Center. He has been actively involved in leading translational and clinical research in cancer, and is widely recognized by patient advocacy groups. He has received numerous honors and awards in medicine and science, including the ASCO young investigator award, the Yale University Ohse award, and the Royal College of Surgeons Trubshaw Medal. He served as Chief Medical Officer and Chairman of the Medical Board at Antigenics, Inc. from June 2000 until November 2003. He serves as a Director on the Board of Delcath Systems, Inc. and of POPPA (the Police Organization Providing Peer Assistance) of the New York Police Department (NYPD) and on the Medical Advisory Board of the Sarcoma Foundation of America.	2005
Richard E. Bagley Age 64	Mr. Bagley is President, Chief Operating Officer, Chief Financial Officer, Treasurer and a Director, serving in these capacities since the Company's September 2005 acquisition of ZIOPHARM, Inc. Mr. Bagley previously served ZIOPHARM, Inc. as its President and Chief Operating Officer since July 2004, as a Director since December 2004 and as Chief Financial Officer and Treasurer since March 2005. Mr. Bagley initiated a career in pharmaceuticals in 1968 with Smith Kline and French Laboratories, leaving in 1985 after launching Tagamet in the U.S. as Vice President for Product Management and serving as President in the over-the-counter/consumer group. From 1985-1990, Mr. Bagley served in several capacities at Squibb Corporation including as President of E. R. Squibb & Sons, U.S. in 1988 and 1989. He subsequently worked in the biotechnology industry as Director, Chief Executive Officer and President of ImmuLogic Pharmaceutical Corporation from 1990 to 1994, as Director, Chief Executive Officer and Chairman of ProScript, Inc. from 1994 to 1998, as Director, President and Chief Executive Officer of AltaRex Corp. from 1998 to May 2003, and thereafter as a part time consultant and senior advisor.	2005

Name and Age of Director and Nominee	Principal Occupation, Business Experience for the Past Five Years and Directorships in Public Companies	Director Since
Murray Brennan, M.D. Age 67	Dr. Brennan has been a Director of the Company since its September 2005 acquisition of ZIOPHARM, Inc. and previously served as a Director of ZIOPHARM, Inc. since December 2004. Dr. Brennan is Emeritus Chairman of Memorial Sloan-Kettering's Department of Surgery and previously served as Chairman since 1985. He is widely regarded as being one of the best and most famous surgeons in the world. Dr. Brennan has lectured and been a visiting professor throughout the world and has authored more than 800 scientific papers. He has previously served as Director of the American Board of Surgery, Chairman of the American College of Surgeons Commission on Cancer, President of the Society of Surgical Oncology, and President of the American Surgical Association, the oldest and most prestigious surgical association in the United States. Dr. Brennan has also served as Vice President of the American College of Surgeons, and is currently a member of the National Academy of Sciences. He is the recipient of numerous honors and medals for his leadership of surgery and oncology worldwide.	2005
James Cannon Age 69	James (Jim) Cannon has been a Director of the Company since its September 2005 acquisition of ZIOPHARM, Inc. and previously served as a Director of ZIOPHARM, Inc. since December 2004. Mr. Cannon is Vice Chairman, Chief Financial Officer and a member of the Board of Directors of BBDO Worldwide. In these capacities, he oversees the financial management of BBDO operations in 77 countries. Jim joined BBDO in 1967, was promoted to Chief Financial Officer of the agency in 1984, and was elected to its Board of Directors one year later. An integral member of the team that formed Omnicom via a unique three-agency merger of BBDO, DDB and Needham Harper & Steers, Jim became Comptroller of the new group (NYSE: OMC) and a member of its Board of Directors in 1986, a position he held through 2002. In 1987, he was appointed Director of Financial Operations of the Omnicom Group, serving in this capacity until early 1989 when he rejoined BBDO Worldwide as Executive Vice President and Chief Financial Officer. His return was concurrent with that of Allen Rosenshine who became Chairman and Chief Executive officer of BBDO after heading Omnicom. Jim was promoted to Vice Chairman of the agency in 1990. Jim is a graduate of Pace University and served in the US Marine Corps.	2005

Name and Age of Director and Nominee	Principal Occupation, Business Experience for the Past Five Years and Directorships in Public Companies	Director Since
Senator Wyche Fowler, Jr., J.D. Age 67	Senator Wyche Fowler, Jr. has been a Director of the Company since its September 2005 acquisition of ZIOPHARM, Inc. and previously served as a Director of ZIOPHARM, Inc. since December 2004. Senator Fowler served for 16 years in the United States Congress. In the US Senate, he served as assistant floor leader, helping mould a bipartisan consensus for major public policy issues. Senator Fowler was a member of the Senate Appropriations, Budget, Energy and Agriculture Committees. First elected to the US House of Representatives, he was a member of the Ways and Means and Foreign Affairs Committees, as well as the Select Committee on Intelligence. President Clinton appointed Senator Fowler US Ambassador to the Kingdom of Saudi Arabia from 1996 through 2001. On his return, the FBI awarded him its highest civilian honor, The Jefferson Cup, for his assistance in combating terrorism and for helping solve terrorism crimes against the US military in Saudi Arabia. He was named Lion of Judah by the State of Israel for successfully freeing Soviet Jew Yakov Gluzman. Senator Fowler is now engaged in an international business and law practice, and also serves as Chairman of the Board of the Middle East Institute, a non-profit foundation in Washington, DC.	2005
Gary S. Fragin Age 61	Gary S. Fragin has been a Director of the Company since its September 2005 acquisition of ZIOPHARM, Inc. and previously served as a Director of ZIOPHARM, Inc. since December 2004. Mr. Fragin has more than 30 years of experience on Wall Street. He is currently managing partner of Fragin Asset Management, L.P. and General Partner of Ducat Investment Group, L.P. Mr. Fragin was the general partner and Chief Administrative / Operating Officer of Steinhardt Organization, one of the largest and most successful hedge funds in existence at that time. Prior to that, Mr. Fragin was a Partner, Director of Trading, and member of the Management Committee and Executive Committee at Oppenheimer and Co. He holds a BE degree from Vanderbilt University, and an MBA from Columbia University.	2005

Name and Age of Director and Nominee	Principal Occupation, Business Experience for the Past Five Years and Directorships in Public Companies	Director Since
Timothy McInerney Age 47	Timothy McInerney has been a Director of the Company since its September 2005 acquisition of ZIOPHARM, Inc. and previously served as a Director of ZIOPHARM, Inc. since July 2005. In June of 2007, Mr. McInerney joined Riverbank Capital who specializes in financing for the biotech and specialty pharmaceutical industry as a Partner. From 1992 to March 2007, Mr. McInerney was a Managing Director of Paramount BioCapital, Inc. where he oversaw the overall distribution of Paramount’s private equity product. Prior to 1992, Mr. McInerney was a research analyst focusing on the biotechnology industry at Ladenburg, Thalman & Co. Prior to that, Mr. McInerney held equity sales positions at Bear Sterns & Co. and Shearson Lehman Brothers, Inc. Mr. McInerney also has worked in sales and marketing for Bristol-Myers Squibb. He received his B.S. in pharmacy from St. John's University at New York. He also completed a post-graduate residency at the New York University Medical Center in drug information systems.	2005
Michael Weiser, M.D., Ph.D. Age 45	Dr. Weiser has been a Director of the Company since its September 2005 acquisition of ZIOPHARM, Inc. and previously served as a Director of ZIOPHARM, Inc. since its inception in September 2003. Dr. Weiser is currently founder and co-chairman of Actin Biomed, a New York based healthcare investment firm. Prior to joining Actin, Dr. Weiser was the Director of Research of Paramount BioCapital, Inc. Dr. Weiser completed his Ph.D. in Molecular Neurobiology at Cornell University Medical College and received his M.D. from New York University School of Medicine. He performed his post-graduate medical training in the Department of Obstetrics and Gynecology at New York University Medical Center. Dr. Weiser also completed a Postdoctoral Fellowship in the Department of Physiology and Neuroscience at New York University School of Medicine and received his B.A. in Psychology from University of Vermont. Dr. Weiser is a member of The National Medical Honor Society, Alpha Omega Alpha. Dr. Weiser currently serves on the board of directors of Manhattan Pharmaceuticals, Inc., Chelsea Therapeutics International, Ltd., Emisphere Technologies, Inc., Hana Biosciences, Inc. and Vioquest Pharmaceuticals, Inc. as well as several privately held companies.	2005

Executive Officers and Compensation

Executive Officers of the Company

Name and Title	Age	Principal Occupation, Business Experience for the Past Five Years and Directorships in Public Companies
Jonathan Lewis, M.D., Ph.D. Chief Executive Officer	49	See “Election of Directors (Proposal One)” – above.
Richard E. Bagley President, Chief Operating Officer and Chief Financial Officer	64	See “Election of Directors (Proposal One)” – above.
Brian Schwartz, M.D. Senior Vice President, Medical and Regulatory, and Chief Medical Officer	46	Dr. Schwartz is Senior Vice President for Medical and Regulatory Affairs and Chief Medical Officer and has served in this capacity since June 2006. Before joining ZIOPHARM Oncology, Inc., Dr. Schwartz has focused primarily on oncology clinical development of novel cytostatic, cytotoxic and immunological agents for Bayer Healthcare from May 1999 to May 2006, and for Leo Laboratories from September 1997 to May 1999. Dr. Schwartz has extensive regulatory experience in working with the FDA Oncology Division, the European Medicines Evaluation Agency (EMEA), and numerous other health authorities.

Summary Compensation Table

The table below summarizes the total compensation paid or earned during the fiscal years ended December 31, 2007 and 2006 by (i) each individual serving as the Company’s Chief Executive Officer during the fiscal year ended December 31, 2007; and (ii) each other individual that served as an executive officer of the Company as of December 31, 2007 and whose total compensation received from the Company during such fiscal year (other than non-qualified deferred compensation earnings, if any) exceeded $100,000 (collectively, the “named executives”).

Name and Principal Position	Year	Salary ($)	Bonus ($)		Stock Awards ($)(17)		Option Awards ($)(17)		All Other Compensation ($)		Total ($)
Dr. Jonathan Lewis, M.D., Ph.D. Chief Executive Officer	2007	$385,000	$315,000	(1)	$0		$77,759	(3)	$5,289	(5)	$783,048
	2006	$350,000	$310,000	(2)	$0		$1,039,930	(4)	$5,369	(6)	$1,705,299
Richard E. Bagley President, Chief Operating Officer and Chief Financial Officer	2007	$275,000	$105,000	(7)	$3,302	(9)	$144,431	(10)	$0		$527,733
	2006	$250,000	$100,000	(8)	$0		$553,757	(11)	$0		$903,757

Brian Schwartz, M.D. Senior Vice President, Medical and Regulatory, and Chief Medical Officer	2007	$284,630	$130,000	(12)	$3,302	(14)	$183,233	(15)	$0		$601,165
	2006	$160,417	$63,500	(13)	$0		$80,292	(16)	$0		$304,209

(1)	Includes an annual guaranteed bonus of $250,000 required under the terms of Dr. Lewis’ employment agreement with the Company for work performed in fiscal 2007 and an additional $65,000 discretionary bonus approved by the compensation committee based on Dr. Lewis’ fiscal 2007 job performance.
(2)	Includes an annual guaranteed bonus of $250,000 required under the terms of Dr. Lewis’ employment agreement with the Company for work performed in fiscal 2006 and an additional $60,000 discretionary bonus approved by the compensation committee based on Dr. Lewis’ fiscal 2006 job performance.
(3)	During fiscal 2007, the Company granted Dr. Lewis options to purchase 135,000 shares of the Company’s common stock as follows: (i) options to purchase 35,000 shares of common stock at a per share exercise price of $4.85 were granted on June 18, 2007; and (ii) options to purchase 100,000 shares of common stock at a per share exercise price of $2.73 were granted on December 12, 2007. Such options vest in annual installments over three years commencing on the one year anniversary of the date of grant.
(4)	During fiscal 2006, the Company granted Dr. Lewis options to purchase 244,315 shares of the Company’s common stock as follows: (i) options to purchase 214,315 shares of common stock at a per share exercise price of $5.01 were granted on April 26, 2006, which options were exercisable upon the date of grant; and (ii) options to purchase 30,000 shares of common stock at a per share exercise price of $6.49 were granted on December 13, 2006, which options vest in annual installments over three years commencing on the one year anniversary of the date of grant.
(5)	Amount represents the dollar value of life insurance premiums paid by the Company for the benefit of Dr. Lewis during fiscal 2007.
(6)	Amount represents the dollar value of life insurance premiums paid by the Company for the benefit of Dr. Lewis during fiscal 2006.
(7)	Includes an annual guaranteed bonus of $50,000 required under Mr. Bagley’s employment agreement with the Company for worked performed in fiscal 2007 and an additional $55,000 discretionary bonus approved by the compensation committee based on Mr. Bagley’s fiscal 2007 job performance.
(8)	Includes an annual guaranteed bonus of $50,000 required under Mr. Bagley’s employment agreement with the Company for worked performed in fiscal 2006 and an additional $50,000 discretionary bonus approved by the compensation committee based on Mr. Bagley’s fiscal 2006 job performance.
(9)	Reflects 25,000 shares of restricted stock that were granted to Mr. Bagley on December 12, 2007. Such shares are subject to transfer and forfeiture restrictions that lapse in their entirety on December 1, 2008.
(10)	During fiscal 2007, the Company granted Mr. Bagley options to purchase 100,000 shares of the Company’s common stock as follows: (i) options to purchase 25,000 shares of common stock at a per share exercise price of $4.85 were granted on June 18, 2007; and (ii) options to purchase 75,000 shares of common stock at a per share exercise price of $2.73 were granted on December 12, 2007. Such options vest in annual installments over three years commencing on the one year anniversary of the date of grant.
(11)	During fiscal 2006, the Company granted Mr. Bagley options to purchase 114,873 shares of the Company’s common stock as follows: (i) options to purchase 94,873 shares of common stock at a per share exercise price of $5.01 were granted on April 26, 2006, 74,873 of which were exercisable upon the date of grant and 20,000 of which vest on December 14, 2006; and (ii) options to purchase 20,000 shares of common stock at a per share exercise price of $6.49 were granted on December 13, 2006, which options vest in annual installments over three years commencing on the one year anniversary of the date of grant.
(12)	Includes a guaranteed bonus of $40,000 required under Dr. Schwartz’s employment agreement with the Company for worked performed during his first full year of employment and an additional $90,000 discretionary bonus approved by the compensation committee based on Dr. Schwartz’s fiscal 2007 job performance.
(13)	Includes an initial sign-on bonus of $30,000 required under Dr. Schwartz’s employment agreement with the Company and an additional $33,500 discretionary bonus approved by the compensation committee based on Dr. Schwartz’s fiscal 2006 job performance.
(14)	Reflects 25,000 shares of restricted stock that were granted to Dr. Schwartz on December 12, 2007. Such shares are subject to transfer and forfeiture restrictions that lapse in their entirety on December 1, 2008.
(15)	During fiscal 2007, the Company granted Dr. Schwartz options to purchase 85,000 shares of the Company’s common stock as follows: (i) options to purchase 35,000 shares of common stock at a per share exercise price of $4.85 were granted on June 18, 2007; and (ii) options to purchase 50,000 shares of common stock at a per share exercise price of $2.73 were granted on December 12, 2007. Such options vest in annual installments over three years commencing on the one year anniversary of the date of grant.
(16)	During fiscal 2006, the Company granted Dr. Schwartz options to purchase 115,000 shares of the Company’s common stock as follows: (i) options to purchase 100,000 shares of common stock at a per share exercise price of $5.35 were granted on May 10, 2006, which options vest in annual installments over three years commencing May 10, 2007; and (ii) options to purchase 15,000 shares of common stock at a per share exercise price of $6.49 were granted on December 13, 2006, which options vest in annual installments over three years commencing on the one year anniversary of the date of grant.
(17)	Amounts listed reflect the dollar amounts related to stock awards and option awards, as applicable, recognized for financial statement reporting purposes with respect to the fiscal years ended December 31, 2007 and 2006, respectively, in accordance with FAS 123(R) (disregarding the estimate of forfeitures related to service-based vesting conditions). Therefore, amounts listed may include amounts related to awards granted in and prior to such fiscal years. Assumptions used in the calculation of this amount are included in footnote 2 to the Company’s audited financial statements for the fiscal year ended December 31, 2007, which are contained in the Company’s Annual Report on Form 10-KSB filed with the Securities and Exchange Commission on February 21, 2008.

Description of Employment Agreements and Related Compensation

Employment Agreement with Jonathan Lewis, M.D., Ph.D.

During the fiscal year ended December 31, 2007, Dr. Jonathon Lewis served as the Company’s Chief Executive Officer under a written three-year employment agreement dated January 8, 2004. In December 2006, the Company and Dr. Lewis entered into a written extension to his existing employment agreement pursuant to which the Company extended the term of Dr. Lewis’ employment to January 8, 2008. Under the agreement, as extended, Dr. Lewis received an annual base salary of $385,000 and a guaranteed annual bonus of $250,000. In addition, Dr. Lewis was eligible to receive an annual discretionary bonus of up to 100% of his base salary, as determined by the compensation committee of our Board of Directors, as well as stock options that may be granted in the discretion of the compensation committee.

The Company’s practice is to evaluate compensation and related job performance at the end of each fiscal year and grant cash bonuses and/or stock options to employees based upon such evaluation. During fiscal 2007, the compensation committee determined to pay Dr. Lewis a discretionary cash bonus of $65,000 for his job performance in fiscal 2007. This determination was based on the Company meeting or exceeding previously set 2007 operational goals. In addition, the Company granted Dr. Lewis a stock option to purchase 35,000 shares of common stock at a per share exercise price of $4.85 on June 18, 2007 and a year-end stock option to purchase 100,000 shares of common stock at a per share exercise price of $2.73. Such options vest in annual installments over three years commencing on the one year anniversary of the date of grant.

On January 18, 2008, the Company entered into a new employment agreement with Dr. Lewis. The Company’s prior agreement with Dr. Lewis expired on January 8, 2008 but continued to govern pending execution of the new agreement. The parties agreed that upon execution, the new agreement would be retroactive to the expiration date of the prior agreement. Under the new agreement, which has a three year term commencing January 8, 2008, Dr. Lewis receives an annual base salary of $420,000, which is subject to increase at the discretion of the Board of Directors based on an annual review. In addition, Dr. Lewis is eligible to receive an annual bonus based on his performance as determined by the Board of Directors. The target amount of the annual performance bonus is a range from $250,000 to $360,000. The agreement contemplates that Dr. Lewis and the Company’s compensation committee will agree on certain performance targets each year. The actual amount received will be based on whether each of these targets have been achieved by the Company, with lesser amounts paid if substantial progress has been made to achieve the goal or it has been abandoned by the Company, and greater amounts paid if expectations are exceeded. Dr. Lewis is also eligible to receive an additional annual discretionary bonus in such amounts determined by the Board of Directors.

Dr. Lewis is eligible for reimbursement of reasonable out-of-pocket expenses incurred by him in furtherance of the business and affairs of the Company, including reasonable travel and entertainment expenses, as well as for medical licensing fees, professional dues and memberships, journal subscriptions and up to $10,000 per year in costs associated with certain corporate consultants retained by Dr. Lewis. In addition, the Company has agreed to reimburse Dr. Lewis for premiums on life insurance policies having aggregate coverage limits of up $800,000 and premiums on disability insurance policies covering Dr. Lewis in amounts up to $20,000 per month.

In connection with entering into the new employment agreement, the Company granted Dr. Lewis an award of restricted stock in the amount of 100,000 shares. The restricted stock award is governed by an agreement that prohibits Dr. Lewis from transferring the restricted shares and provides that the shares will be forfeited without consideration if Dr. Lewis’s employment with the Company is terminated. The transfer restrictions and forfeiture obligations are scheduled to lapse in three equal annual installments on January 8, 2009, January 8, 2010 and January 8, 2011. Dr. Lewis will also be eligible to receive additional equity awards as determined by the Board of Directors in its sole discretion from time to time.

The employment agreement provides that Dr. Lewis will continue to receive his base salary, benefits and a pro rata portion of his target performance bonus for a period of one year if he is terminated by the Company for a reason other than death, disability or “Cause,” or if Dr. Lewis resigns for “Good Reason,” each as defined in the employment agreement. In connection with any such termination, the pro rata potion of Dr. Lewis’s performance bonus will be based on the number of days Dr. Lewis has been employed by the Company during the year of termination. In the event Dr. Lewis’s employment is terminated without “Cause” prior to and in connection with a “Change in Control,” or within 18 months thereafter, he will continue to receive his base salary and benefits for a period of two years following such termination and will also receive the greater of the amount of his performance bonus for the year of termination or the average of the amounts received as a performance bonus under the new employment agreement or guaranteed bonus under the previous employment agreement for the two years preceding the year of termination. If Dr. Lewis’s employment is terminated as a result of death or disability, Dr. Lewis (or his estate, as applicable) will receive his base salary for a period of one year following the date of termination. Upon occurrence of any of the above termination events, all stock options and restricted stock grants scheduled to vest by the end of the calendar year in which such termination occurs will be accelerated and deemed to vest as of the termination date.

The employment agreement provides that Dr. Lewis will not compete with the Company, or solicit employees, clients or customers of the Company, for twelve months after the termination of his employment with the Company; provided, however, that the Company will be obligated to pay Dr. Lewis his base salary and his performance bonus (based on Dr. Lewis’s average performance bonus received for the prior two years) if the Company desires such non-competition and non-solicitation provisions to have effect following expiration of the employment agreement without renewal.

Employment Agreement with Richard E. Bagley

During the fiscal year ended December 31, 2007, Mr. Richard E. Bagley served as the Company’s President, Chief Operating Officer and Chief Financial Officer under a written three-year employment agreement that was scheduled to expire on June 30, 2007. Under the agreement, Mr. Bagley received an annual base salary of $250,000 and a guaranteed annual bonus of $50,000. In addition, Mr. Bagley is eligible to receive an annual discretionary bonus as determined by the compensation committee of our Board of Directors, as well as stock options that may be granted at the discretion of the compensation committee.

The employment agreement provides that Mr. Bagley will continue to receive his base salary and guaranteed bonus for a period of one year if he is terminated by the Company for a reason other than death, disability or “Cause,” or if Mr. Bagley resigns for “Good Reason,” each as defined in the employment agreement. In the event Mr. Bagley’s employment is terminated upon the occurrence of a “Change in Control,” and the fair market value of the Company’s common stock at the time of such Change in Control is less than $50,000,000 (as determined in good faith by the Board of Directors), he will continue to receive his base salary and benefits for a period of one year following such termination or until the expiration of the agreement’s term, whichever is shorter. Upon occurrence of any of the above termination events, all stock options scheduled to vest by the end of the calendar year in which such termination occurs will be accelerated and deemed to vest as of the termination date. If Mr. Bagley’s employment is terminated as a result of death or disability, Mr. Bagley (or his estate, as applicable) will receive his base salary for a period of one year following the date of termination, plus any accrued but unpaid bonus amounts through the date of such death or disability.

The employment agreement provides that Mr. Bagley will not compete with the Company, or solicit employees, clients or customers of the Company, for twelve months after the termination of his employment with the Company; provided, however, that the Company will be obligated to pay Mr. Bagley his base salary if the Company desires such non-competition and non-solicitation provisions to have effect following expiration of the employment agreement without renewal.

Following approval by the Company’s Board of Directors at a meeting held June 18, 2007, the Company entered into an Employment Agreement Extension with Mr. Bagley, pursuant to which the Company extended the term of Mr. Bagley’s employment for an additional one year period at his current annual base salary of $275,000.

During fiscal 2007, the compensation committee determined to pay Mr. Bagley a discretionary cash bonus of $55,000 for his job performance in fiscal 2007. This determination was based on the Company’s meeting or exceeding its previously set 2007 operational goals. In addition, the Company granted Mr. Bagley a stock option to purchase 25,000 shares of common stock at a per share exercise price of $4.85 on June 18, 2007 and a year-end stock option to purchase 75,000 shares of common stock at a per share exercise price of $2.73. Such options vest in annual installments over three years commencing on the one year anniversary of the date of grant. As part of a year-end grant of stock awards to certain of the Company’s employees, the Company granted Mr. Bagley an award of restricted stock in the amount of 25,000 shares. The restricted stock award is governed by an agreement that prohibits Mr. Bagley from transferring the restricted shares and provides that the shares will be forfeited without consideration if Mr. Bagley’s employment with the Company is terminated. The transfer restrictions and forfeiture obligations are scheduled to lapse on December 1, 2008.

Employment Agreement with Brian Schwartz, M.D.

Brian Schwartz, M.D., has served as the Company’s Senior Vice President, Medical and Regulatory, and Chief Medical Officer since June 1, 2006. Dr. Schwartz’s employment with the Company is governed by a written employment agreement dated May 10, 2006. Under the employment agreement, Dr. Schwartz receives an annual base salary of $275,000, which was subsequently increased to $284,630 for fiscal 2007. In connection with the commencement of his employment with the Company, Dr. Schwartz received $30,000 signing bonus and options to purchase 100,000 shares of the Company’s common stock. These options, which have an exercise price of $5.35 per share, were granted on June 1, 2006 and vest in equal annual installments over three years commencing on May 10, 2007 (the first anniversary of the date of the employment). The employment agreement also entitled Dr. Schwartz to receive a guaranteed bonus of $40,000 on the first anniversary of his employment with the Company, which was paid on June 1, 2007. In addition, Dr. Schwartz is entitled to receive additional annual discretionary bonuses as determined by the compensation committee of our Board of Directors, as well as stock options that may be granted at the discretion of the compensation committee. The Company is also required to either pay or reimburse Dr. Schwartz for the reasonable and actual expense of renting a one-bedroom apartment or comparable hotel accommodations for his use while working at the Company’s Charlestown, Massachusetts office.

The agreement provides that Dr. Schwartz’s employment is for no particular term and may be terminated by either Dr. Schwartz or the Company at any time, with or without “Cause,” as defined in the employment agreement. However, the employment agreement provides that Dr. Schwartz will continue to receive his base salary for a period of one year if his employment is terminated by the Company other than for “Cause,” and other than by reason of retirement, death or permanent disability. Dr. Schwartz is also party to an Invention, Non-disclosure and Non-competition agreement that prohibits him from, among other things, competing with Company during his employment and for a period of one year following termination thereof.

During fiscal 2007, the compensation committee determined to pay Dr. Schwartz a discretionary cash bonus of $90,000 for his job performance in fiscal 2007. This determination was based on the Company’s meeting or exceeding its previously set 2007 operational goals. In addition, the Company granted Dr. Schwartz a stock option to purchase 35,000 shares of common stock at a per share exercise price of $4.85 on June 18, 2007 and a year-end stock option to purchase 50,000 shares of common stock at a per share exercise price of $2.73. Such options vest in annual installments over three years commencing on the one year anniversary of the date of grant. As part of a year-end grant of stock awards to certain of the Company’s employees, the Company granted Dr. Schwartz an award of restricted stock in the amount of 25,000 shares. The restricted stock award is governed by an agreement that prohibits Dr. Schwartz from transferring the restricted shares and provides that the shares will be forfeited without consideration if Dr. Schwartz’s employment with the Company is terminated. The transfer restrictions and forfeiture obligations are scheduled to lapse on December 1, 2008.

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth information concerning stock options held by the named executives at December 31, 2007:

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date	Number of Shares of Stock That Have Not Vested (#)		Market Value of Shares of Stock That Have Not Vested ($)(13)
Jonathan Lewis, M.D., Ph.D.	25,674	0		$0.08	1/7/14	—		—
	242,979	0		$0.08	1/26/14	—		—
	87,789	0		$4.31	6/8/15	—		—
	54,161	0		$4.31	9/13/15	—		—
	75,000	0		$5.01	4/25/16	—		—
	139,315	0		$5.01	4/25/16	—		—
	10,000	20,000	(1)	$6.49	12/13/16	—		—
	0	35,000	(2)	$4.85	6/18/17	—		—
	0	100,000	(3)	$2.73	12/12/17	—		—

Richard E. Bagley	150,668	0		$1.70	7/1/14	—		—
	63,197	0		$4.31	6/8/15	—		—
	27,417	0		$4.31	9/13/15	—		—
	40,000	0		$5.01	4/25/16	—		—
	54,873	0		$5.01	4/25/16	—		—
	6,667	13,333	(4)	$6.49	12/13/16	—		—
	0	25,000	(5)	$4.85	6/18/17	—		—
	0	75,000	(6)	$2.73	12/12/17	—		—
	—	—		—	—	25,000	(7)	$88,500

Brian Schwartz, M.D.	33,334	66,666	(8)	$5.35	5/10/16	—		—
	5,000	10,000	(9)	$6.49	12/13/16	—		—
	—	35,000	(10)	$4.85	6/18/15	—		—
	—	50,000	(11)	$2.73	12/12/17	—		—
	—	—		—	—	25,000	(12)	$88,500

(1)	Vests with respect to 10,000 options shares on each of December 13, 2008 and 2009.
(2)	Vests with respect to 11,667 option shares on each of June 18, 2008 and 2009, and vests with respect to 11,666 option shares on June 18, 2010.
(3)	Vests with respect to 33,334 option shares on December 12, 2008, and vests with respect to 33,333 option shares on each of December 12, 2009 and 2010.
(4)	Vests with respect to 6,667 option shares on December 13, 2008, and vests with respect to 6,666 option shares on December 13, 2009.
(5)	Vests with respect to 8,334 option shares on June 18, 2008, and vests with respect to 8,333 option shares on each of June 18, 2009 and 2010.
(6)	Vests with respect to 25,000 option shares on each of December 12, 2008, 2009 and 2010.
(7)	Such shares are subject to transfer and forfeiture restrictions that lapse in their entirety on December 1, 2008.
(8)	Vests with respect to 33,333 option shares on each of May 10, 2008 and 2009.
(9)	Vests with respect to 5,000 option shares on each of December 13, 2008 and 2009.

(10)	Vests with respect to 11,667 option shares on each of June 18, 2008 and 2009, and vests with respect to 11,666 option shares on June 18, 2010.
(11)	Vests with respect to 16,667 option shares on each of December 12, 2008 and 2009, and vests with respect to 16,666 option shares on June 18, 2010.
(12)	Such shares are subject to transfer and forfeiture restrictions that lapse in their entirety on December 1, 2008.
(13)	Market value calculations based on the Company’s closing stock price of $3.54 on December 31, 2007.

Severance or Change of Control Payments

Depending upon the events surrounding a possible termination of employment with Dr. Lewis, Mr. Bagley or Dr. Schwartz, they may continue to receive compensation following such termination and the vesting of Dr. Lewis or Mr. Bagley’s stock options may accelerate in whole or in part upon such termination. Arrangements related to post-termination compensation and benefits applicable to Dr. Lewis, Mr. Bagley and Dr. Schwartz, respectively, are discussed above under the headings “Description of Employment Agreements and Related Compensation - Employment Agreement with Jonathan Lewis, M.D., Ph.D.,” “Description of Employment Agreements and Related Compensation - Employment Agreement with Richard E. Bagley” and “Description of Employment Agreements and Related Compensation - Employment Agreement with Brian Schwartz, M.D.”

Director Compensation

Effective June 18, 2007, the Company established new director compensation arrangements pursuant to which each non-employee director of the Company receives a $3,750 quarterly cash retainer paid in arrears plus $2,000 for each Board of Director’s meeting attended by such director. In addition, the chairmen of the Company’s audit committee and, commencing March 26, 2008, the compensation committee receive an additional quarterly cash retainer of $2,500 paid in arrears. With the exception of the chairmen of the audit and compensation committees, each other non-employee director serving on the Company’s audit committee, compensation committee and nominating committee receives a $1,000 cash payment for each committee meeting attended by such director. Prior to June 18, 2007, each non-employee director of the Company received a $5,000 quarterly cash retainer paid in arrears and each non-employee director serving on the Company’s audit committee, compensation committee and nominating committee received a $1,000 cash payment for each committee meeting attended by such director.

Non-employee directors also receive stock options as granted from time to time and as recommended by the compensation committee. On June 18, 2007, the Board of Directors granted each non-employee director an option to purchase 15,000 shares of the Company’s common stock. Such options have a per share exercise price of $4.85 and vest in three annual installments. As with grants to employees generally, the Company’s practice is to approve year-end grants to non-employee directors in consideration for services provided to the Company as director during the preceding year. On December 12, 2007, the Board of Directors granted each non-employee director an option to purchase 20,000 shares of the Company’s common stock. Such options have a per share exercise price of $2.73 and vest in three annual installments.

The table below summarizes the compensation paid by the Company to its non-employee directors for the fiscal year ended December 31, 2007.

Name	Fees Earned or Paid in Cash ($)		Option Awards ($)(1)		All Other Compensation ($)	Total ($)
Jonathan Lewis, M.D., Ph.D.	$0		$0		$0	$0
Richard E. Bagley	$0		$0		$0	$0
Murray Brennan	$23,250	(2)	$33,743	(8)	$0	$56,993
James Cannon	$30,750	(3)	$33,743	(8)	$0	$64,493
Gary S. Fragin	$26,250	(4)	$33,743	(8)	$0	$59,993
Wyche Fowler, Jr., J.D.	$26,250	(5)	$33,743	(8)	$0	$59,993
Timothy McInerney	$22,250	(6)	$53,177	(8)	$0	$75,427
Michael Weiser, M.D., Ph.D.	$23,250	(7)	$33,743	(8)	$0	$56,993

(1)	Amounts listed reflect the dollar amounts related to option awards recognized for financial statement reporting purposes with respect to the fiscal year ended December 31, 2007 in accordance with FAS 123(R). Therefore, amounts listed may include amounts related to awards granted in and prior to fiscal 2007. Assumptions used in the calculation of this amount are included in footnote 2 to the Company’s audited financial statements for the fiscal year ended December 31, 2007, which are contained in the Company Annual Report on Form 10-KSB filed with the Securities and Exchange Commission on February 21, 2008.
(2)	Includes cash retainers totaling $22,250 and $1,000 in fees related to Dr. Brennan’s attendance at meetings of the compensation committee.
(3)	Includes cash retainers totaling $22,250 and payments totaling $8,500 for Mr. Cannon’s service as chairman of the audit committee.
(4)	Includes cash retainers totaling $22,250 and $4,000 in fees related to Mr. Fragin’s attendance at meetings of the audit committee.
(5)	Includes cash retainers totaling $22,250 and $4,000 in fees related to Mr. Fowler’s attendance at meetings of the audit committee.
(6)	Includes cash retainers totaling $22,250.
(7)	Includes cash retainers totaling $22,250 and $1,000 in fees related to Dr. Weiser’s attendance at meetings of the compensation committee.
(8)	Awards held as of December 31, 2007 included options to acquire an aggregate of 80,029 shares of the Company’s common stock.

RATIFICATION OF THE APPOINTMENT
OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
(Proposal Two)

Our Board of Directors and management are committed to the quality, integrity and transparency of the financial reports. Independent auditors play an important part in our system of financial control. In accordance with the duties set forth in its written charter (a copy of which was attached as Appendix B to the proxy statement for the 2006 annual meeting of stockholders), the audit committee of our Board of Directors has appointed Vitale, Caturano & Company, Ltd. as our independent registered public accounting firm for the fiscal year ending December 31, 2008. A representative of Vitale, Caturano & Company, Ltd. is not expected to attend this year’s annual meeting.

If the stockholders do not ratify the appointment of Vitale, Caturano & Company, Ltd., the audit committee may reconsider its selection, but is not required to do so. Notwithstanding the proposed ratification of the appointment of Vitale, Caturano & Company, Ltd. by the stockholders, the audit committee, in its discretion, may direct the appointment of a new independent registered public accounting firm at any time during the year without notice to, or the consent of, the stockholders, if the audit committee determines that such a change would be in the Company’s best interests and the best interests of its stockholders.

Fees Billed to Company by Auditors:

Vitale, Caturano & Company, Ltd. served as the Company’s principal independent accounting firm for each of the fiscal years ended December 31, 2007 and 2006. The following table presents fees billed by Vitale, Caturano & Company, Ltd. during such fiscal years.

	Fiscal Year Ended December 31, 2007	Fiscal Year Ended December 31, 2006
Audit Fees(1)	$103,225	$93,165
Audit Related Fees(2)	—	—
Tax Fees	$10,000	$10,000
All Other Fees	—	—
Total	$113,225	$103,165

(1)	Represents amounts related to the audit of the Company’s annual consolidated financial statements and the review of the Company’s consolidated financial statements included in the Company’s quarterly reports on Form 10-QSB.
(2)	Represents amounts reasonably related to the performance of the audit or review of the Company’s consolidated financial statements which are not reported under the Audit Fees category.

The audit committee of the Board of Directors has reviewed the services described in footnote (2) above provided by Vitale, Caturano & Company, Ltd., as well as the amounts billed for such services, and after consideration has determined that the receipt of these fees by Vitale, Caturano & Company, Ltd. is compatible with the provision of independent audit services. The audit committee has discussed these services and fees with Vitale, Caturano & Company, Ltd. and Company management to determine that they are appropriate under the rules and regulations concerning auditor independence promulgated by the U.S. Securities and Exchange Commission to implement the Sarbanes-Oxley Act of 2002, as well as under guidelines of the American Institute of Certified Public Accountants.

Pre-Approval Policy

The audit committee charter provides that all audit and non-audit accounting services that are permitted to be performed by the Company’s principal independent accountant under applicable rules and regulations must be pre-approved by the audit committee or by designated independent members of the audit committee, other than with respect to de minimis exceptions permitted under Section 202 of the Sarbanes-Oxley Act of 2002. Following adoption of the audit committee charter, all services performed by Vitale, Caturano & Company, Ltd. have been pre-approved in accordance with the charter.

Prior to or as soon as practicable following the beginning of each fiscal year, a description of audit, audit-related, tax, and any other services expected to be performed by the independent auditor in the following fiscal year is presented to the audit committee for approval. Following such approval, any requests for audit, audit-related, tax, and other services not presented and pre-approved must be submitted to the audit committee for specific pre-approval and cannot commence until such approval has been granted. Normally, pre-approval is provided at regularly scheduled meetings. However, the authority to grant specific pre-approval between meetings, as necessary, may be delegated to one or more members of the audit committee who are independent directors. In the event such authority is so delegated, the full audit committee must be updated at the next regularly scheduled meeting with respect to any services that were granted specific pre-approval by delegation. During fiscal year 2007, the audit committee has functioned in conformance with these procedures.

OTHER MATTERS

Board of Directors and Committees

Board of Directors

The Company’s Board of Directors is currently comprised of eight directors, each of which has been nominated for re-election to the Board of Directors (see Proposal One). The Board has determined that Dr. Murray Brennan, Mr. James Cannon, Senator Wyche Fowler, Jr., Mr. Gary S. Fragin, Mr. Timothy McInerney and Dr. Michael Weiser are “independent directors,” as such term is defined in Section 4200(a)(15) of National Association of Securities Dealers’ listing standards.

The Board of Directors held four meetings during fiscal year 2007 and took action by written consent on one occasion. The Board of Directors has an audit committee, a compensation committee and a nominating committee. During the 2007 fiscal year, each director attended all meetings of the Board of Directors and the committees of the Board on which such director served. Although the Company has no formal policy regarding directors’ attendance at the Company’s annual stockholders meetings, the Company encourages such attendance by members of the Board of Directors. One member of the Board of Directors attended the Company’s 2007 annual stockholders meeting.

Audit Committee of the Board of Directors

The Company maintains a three member audit committee of the Board of Directors. The current members of the audit committee are Mr. James Cannon, who serves as the committee’s Chairman, and Mr. Gary S. Fragin and Senator Wyche Fowler, Jr. The audit committee operates under a written charter adopted by the Board of Directors, a copy of which was attached as Appendix B to the proxy statement for the 2006 Annual Meeting of Stockholders and is available on the Company’s website at www.ziopharm.com. As set forth in the charter, the primary responsibility of the audit committee is to oversee the Company’s financial reporting processes and internal control system on behalf of the Board of Directors. In that regard, the audit committee is, among other things, responsible for the appointment, compensation, retention and oversight of the work performed by the registered public accounting firm employed by the Company.

Each member of the audit committee is an “independent director,” as such term is defined in Section 4200(a)(15) of National Association of Securities Dealers’ listing standards, and meets the criteria for independence set forth in Rule 10A-3(b)(1) under the Securities Exchange Act of 1934, as amended. The Board of Directors has also determined that each of the audit committee members is able to read and understand fundamental financial statements and that at least one member of the audit committee has past employment experience in finance or accounting. The Board of Directors has determined that at least one member of the audit committee, Mr. James Cannon, is an “audit committee financial expert,” as that term is defined in Item 407(d)(5) of Regulation S-B promulgated under the Securities Exchange Act of 1934, as amended. Mr. Cannon’s relevant experience includes his current service as the Chief Financial Officer of BBDO Worldwide, a position he has held for the past 20 years, and his past service as director of financial operations of the Omnicom Group.

The audit committee held four meetings during fiscal year 2007, during which the audit committee held discussions with financial management and representatives from the independent audit firm prior to the filing of each quarterly report on Form 10-QSB and annual report on Form 10-KSB filed with the Securities and Exchange Commission.

Compensation Committee of the Board of Directors

The Company maintains a two member compensation committee of the Board of Directors. The current members of the compensation committee are Dr. Murray Brennan, who serves as the committee’s Chairman, and Dr. Michael Weiser. The Board of Directors has adopted a written charter for the compensation committee, a copy of which is available on the Company’s website at www.ziopharm.com. The compensation committee reviews the Company’s remuneration policies and practices and makes recommendations to the Board of Directors in connection with all compensation matters affecting the executive officers of the Company.

Each member of the compensation committee is an “independent director,” as such term is defined in Section 4200(a)(15) of National Association of Securities Dealers’ listing standards, and meets the criteria for independence set forth in Rule 10A-3(b)(1) under the Securities Exchange Act of 1934, as amended.

The compensation committee held one meeting during fiscal year 2007.

Compensation Committee Processes and Procedures for the Consideration and Determination of Executive Officer and Director Compensation

Pursuant to the authority granted under its written charter, the compensation committee is responsible for reviewing, approving and communicating to the Board of Directors all decisions on major compensation plans and other related programs of the Company. As it relates to the compensation of our Chief Executive Officer, the compensation committee is charged with, among other things, annually reviewing and approving Company goals and objectives relevant to our Chief Executive Officer’s compensation level, evaluating our Chief Executive Officer’s performance in light of such goals and objectives and recommending to the Board of Directors the appropriate amount of salary, bonus and equity incentive awards to be paid and/or awarded to our Chief Executive Officer. The compensation committee is also responsible for approving the compensation of the Company’s other executive officers, reviewing and approving executive employment agreements and, where applicable, severance arrangements, and granting equity incentive awards under the Company’s 2003 Stock Option Plan.

In making compensation recommendations and determinations, the compensation committee has taken into account the compensation levels of executives in similar capacities and industries and has established levels of salary, bonus and equity incentive compensation based in large part on that review. Historically, compensation decisions (including those made in early 2008) were based on size-adjusted data obtained through an independent third-party survey, notably the Radford Biotechnology Survey. This data was compiled and presented along with recommendations to the Board by the Company. Individual discretionary bonus determinations have taken into account an executive officer’s position and level of responsibility, along with the executive’s performance during the previous fiscal year. Awards of equity incentive compensation, which to date have been comprised of stock options, have taken into account the executive officer’s and the Company’s performance during the previous fiscal year and his or her potential to influence the Company’s operations in the future. In 2007, the compensation committee did not base its considerations on any single performance factor nor has it specifically assigned relative weights to factors, but rather has considered a mix of factors and evaluate the Company’s and the individual’s performance against that mix.

The new employment agreement with Dr. Lewis, dated as of January 8, 2008, contemplates that a substantial portion of the compensation paid to Dr. Lewis will be based on specific performance targets, with weights assigned to each target. Consequently, the Board of Directors, upon the recommendation of the compensation committee, has directed the Company’s management to work with the compensation committee to assign specific performance targets for most of the employees of the Company and base a substantial portion of the compensation paid to employees on the achievement of these performance targets. This change to the Company’s compensation strategy is expected to be completed during 2008.

Nominating Committee of the Board of Directors

The Company maintains a two member nominating committee of the Board of Directors. The current members of the nominating committee are Senator Wyche Fowler, Jr., who serves as the committee’s Chairman, and Mr. Timothy McInerney. The nominating committee operates under a written charter adopted by the Board of Directors, a copy of which is available at the Company’s website at www.ziopharm.com. As set forth in the charter, the primary responsibility of the nominating committee is to consider and make recommendations to the Board of Directors concerning the appropriate size, function and needs of the Board of Directors and its committees. In that regard, the nominating committee is, among other things, responsible for establishing criteria for membership on Board of Directors, recruiting and recommending candidates to fill newly created or vacant positions on the Board of Directors and reviewing any candidates recommended by stockholders.

Each member of the nominating committee is an “independent director,” as such term is defined in Section 4200(a)(15) of National Association of Securities Dealers’ listing standards, and meets the criteria for independence set forth in Rule 10A-3(b)(1) under the Securities Exchange Act of 1934, as amended. The nominating committee held no formal meetings during fiscal year 2007.

The nominating committee (or a subcommittee thereof) recruits and considers director candidates and presents qualified candidates to the full Board of Directors for consideration. Qualified candidates will be considered without regard to race, color, religion, sex, ancestry, national origin or disability and the nominating committee will consider director candidates recommended by security holders.

The nominating committee will consider each candidate’s general business and industry experience, his or her ability to act on behalf of stockholders, overall Board of Directors diversity, potential concerns regarding independence or conflicts of interest and other factors relevant in evaluating Board of Directors nominees. If the nominating committee approves a candidate for further review following an initial screening, the nominating committee will establish an interview process for the candidate. Generally, the candidate will meet with at least a majority of the members of the nominating committee, along with the Company’s Chief Executive Officer. Contemporaneously with the interview process, the nominating committee will conduct a comprehensive conflicts-of-interest assessment of the candidate. The nominating committee will consider reports of the interviews and the conflicts-of-interest assessment to determine whether to recommend the candidate to the full Board of Directors. The nominating committee will also take into consideration the candidate’s personal attributes, including, without limitation, personal integrity, loyalty to the Company and concern for its success and welfare, willingness to apply sound and independent business judgment, awareness of a director’s vital part in the Company’s good corporate citizenship and image, time available for meetings and consultation on Company matters and willingness to assume broad, fiduciary responsibility.

Recommendations for candidates to be considered for election to the Board of Directors at the Company’s annual stockholders’ meeting may be submitted to the nominating committee by the Company’s stockholders. In order to make such a recommendation, a stockholder must submit the recommendation in writing to the Chairperson of the nominating committee, in care of the Company’s Chief Financial Officer at the Company’s headquarters address, at least 120 days prior to the mailing date of the previous year’s annual meeting proxy statement. To enable the nominating committee to evaluate the candidate’s qualifications, stockholder recommendations must include the following information:

•	The name and address of the nominating stockholder and of the director candidate;
•	A representation that the nominating stockholder is a holder of record of the Company entitled to vote at the current year’s annual meeting;
•	A description of any arrangements or understandings between the nominating stockholder and the director candidate or candidates being recommended pursuant to which the nomination or nominations are to be made by the stockholder;
•	A resume detailing the educational, professional and other information necessary to determine if the nominee is qualified to hold a Board position;
•	Such other information regarding each nominee proposed by such stockholder as would have been required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission had each nominee been nominated by the Board of Directors; and
•	The consent of each nominee to serve as a director of the Company if so elected.

Each of the individuals nominated for re-election to the Board of Directors pursuant to Proposal One were approved for such nomination by the nominating committee.

Ability of Stockholders to Communicate with the Company’s Board of Directors

The Company has established means for stockholders and others to communicate with the Board of Directors. If a stockholder wishes to address a matter regarding the Company’s financial statements, accounting practices or internal controls, the matter should be submitted in writing addressed to the Chairperson of the audit committee in care of the Chief Financial Officer at the Company’s headquarters address. If the matter relates to the Company’s governance practices, business ethics or corporate conduct, it should be submitted in writing addressed to the Chairperson of the nominating committee in care of the Chief Financial

Officer at the Company’s headquarters address. If a stockholder is unsure where to direct a communication, the stockholder may direct it in writing to the Chairperson of the audit committee, or to any one of the independent directors of the Company, in care of the Chief Financial Officer at the Company’s headquarters address. All of these stockholder communications will be forwarded by the Chief Financial Officer to the addressee.

Report of the Audit Committee*

The audit committee has reviewed the Company’s audited financial statements for the last fiscal year, and has discussed them with management and the Company’s independent registered public accounting firm.

Specifically, the audit committee has discussed with its independent registered public accounting firm the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended, by the Auditing Standards Board of the American Institute of Certified Public Accountants.

The audit committee has received and reviewed the written disclosures and the letter from its independent registered public accounting firm required by Independence Standard No. 1, Independence Discussions with Audit Committees, as adopted by the Public Company Accounting Oversight Board, and has discussed with the Company’s independent registered public accounting firm their independence, including a consideration of the compatibility of non-audit services with such independence.

The audit committee, based on the review and discussions described above with management and the Company’s independent registered public accounting firm, has recommended to the Board of Directors, which adopted the recommendation, that the audited consolidated financial statements be included in the Company’s annual report on Form 10-KSB for the fiscal year ended December 31, 2007 for filing with the Securities and Exchange Commission.

As reported:

James Cannon
Wyche Fowler, Jr.
Gary S. Fragin

*	This report is not “soliciting material,” is not deemed filed with the SEC and is not to be incorporated by reference in any of our filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether before or after the date hereof and irrespective of any general incorporation language in any such filing.

Code of Business Conduct and Ethics

Our Board of Directors adopted a Code of Business Conduct and Ethics to be applicable to all officers, directors and employees. The Code of Business Conduct and Ethics is intended to be designed to deter wrong-doing and promote honest and ethical behavior, full, fair, timely, accurate and understandable disclosure, and compliance with applicable laws. The Board adopted the Code of Business Conduct and Ethics on February 22, 2006. A copy of the Code of Business Conduct and Ethics can be obtained and will be provided to any person without charge upon written request to our Chief Financial Officer at the Company’s headquarters address.

VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

The following table summarizes certain information regarding the beneficial ownership (as such term is defined in Rule 13d-3 under the Securities Exchange Act of 1934) of our outstanding common stock as of March 19, 2008 by (i) each person known by us to be the beneficial owner of more than 5% of our outstanding common stock, (ii) each of our directors, (iii) each of the named executives, and (iv) all current executive officers and directors as a group. Except as indicated in the footnotes below, the persons listed below possess sole voting and investment power with respect to their shares. Except as otherwise indicated, the address of the persons listed below is 1180 Avenue of the Americas, 19th Floor, New York, NY 10036.

Name and Address of Beneficial Owner	Shares of Common Stock Beneficially Owned (#)(1)		Percentage of Common Stock Beneficially Owned (%)
Jonathan Lewis, M.D., Ph.D.	739,918	(2)	3.37%
Richard E. Bagley	367,822	(3)	1.70%
Brian Schwartz, M.D.	96,667	(4)	*
Murray Brennan, M.D.	35,029 (5)		*
James Cannon	35,029 (5)		*
Senator Wyche Fowler, Jr., J.D.	35,029	(5)	*
Gary S. Fragin	35,029 (5)		*
Timothy McInerney	235,477 (6)		1.10%
Michael Weiser, M.D., Ph.D.	172,359 (7)		*
All current executive officers and directors as a group	1,752,359 (8)		7.70%
Essex Woodlands Health Ventures Fund VI LP 1001 Woodloch Forest Drive, Suite 175 The Woodlands, TX 77380	2,296,652 (9)		10.59%
ProQuest Investments III, LP 90 Nassau Street, 5th Floor Princeton, NJ 08542	2,092,885 (10)		9.63%
PTV Sciences II, L.P. 221 West 6th Street, Suite 700 Austin, TX 78701	1,837,320 (11)		8.50%
Procific/Abu Dhabi Investment Authority P.O. Box 3600 Abu Dhabi, United Arab Emirates	1,403,888 (12)		6.49%
LBI Group, Inc. 399 Park Avenue New York, NY 10022	1,467,607 (13)		6.79%
Mibars, LLC 365 West End Avenue New York, NY 10024	1,214,456 (14)		5.70%
Millennium Partners, L.P. 666 Fifth Avenue New York, NY 10103	1,283,074 (15)		5.97%

*	Less than 1%
(1)	Beneficial ownership is determined in accordance with SEC rules, beneficial ownership includes any shares as to which the security or stockholder has sole or shared voting power or investment power, and also any shares which the security or stockholder has the right to acquire within 60 days of the date hereof, whether through the exercise or conversion of any stock option, convertible security, warrant or other right. The indication herein that shares are beneficially owned is not an admission on the part of the security or stockholder that he, she or it is a direct or indirect beneficial owner of those shares.
(2)	Includes 634,918 shares issuable upon the exercise of stock options that are currently exercisable or will become exercisable within the next 60 days. Also includes 100,000 shares of restricted stock which are subject to transfer and forfeiture restrictions that lapse in three annual installments on January 8, 2009, 2010 and 2011.
(3)	Includes 342,822 shares issuable upon the exercise of stock options that are currently exercisable or will become exercisable within the next 60 days. Also includes 25,000 shares of restricted stock which are subject to transfer and forfeiture restrictions that lapse in their entirety on December 1, 2008.
(4)	Includes 71,667 shares issuable upon the exercise of stock options that are currently exercisable or will become exercisable within the next 60 days. Also includes 25,000 shares of restricted stock which are subject to transfer and forfeiture restrictions that lapse in their entirety on December 1, 2008.
(5)	Includes 35,029 shares issuable upon the exercise of stock options that are currently exercisable or will become exercisable within the next 60 days.
(6)	Includes 137,243 shares issuable upon the exercise of warrants and 35,029 shares issuable upon the exercise of stock options that are currently exercisable or will become exercisable within the next 60 days.
(7)	Includes 53,885 shares issuable upon the exercise of warrants and 35,029 shares issuable upon the exercise of stock options that are currently exercisable or will become exercisable within the next 60 days.
(8)	Includes 191,128 shares issuable upon the exercise of warrants and 1,259,581 shares issuable upon the exercise of stock options that are currently exercisable or will become exercisable within the next 60 days.
(9)	Based on the most recent 13G filed with the Securities and Exchange Commission on March 12, 2007. Includes 382,776 shares issuable upon the exercise of warrants that are currently exercisable or will become exercisable within the next 60 days.
(10)	Based on the most recent Schedule 13G filed with the Securities and Exchange Commission on February 11, 2008. Includes 438,807 shares issuable upon the exercise of warrants that are currently exercisable or will become exercisable within the next 60 days.
(11)	Based on the most recent Schedule 13G filed with the Securities and Exchange Commission on February 22, 2007. Includes 306,220 shares issuable upon the exercise of warrants that are currently exercisable or will become exercisable within the next 60 days.
(12)	Based on the most recent Schedule 13G filed with the Securities and Exchange Commission on May 12, 2006. Includes 323,974 shares issuable upon the exercise of warrants that are currently exercisable or will become exercisable within the next 60 days.
(13)	Based on the most recent Schedule 13G filed with the Securities and Exchange Commission on February 13, 2008. Includes 316,596 shares issuable upon the exercise of warrants that are currently exercisable or will become exercisable within the next 60 days.
(14)	Based on the most recent Form 3 filed with the Securities and Exchange Commission on September 23, 2005. Mibars, Inc. is a wholly-owned subsidiary of Paloma International L.P.; S. Donald Sussman, the controlling person of Paloma International L.P., may be deemed to beneficially own the shares of common stock beneficially owned by Paloma International L.P.
(15)	Based on the most recent Schedule 13D filed with the Securities and Exchange Commission on February 27, 2007. Includes 206,145 shares issuable upon the exercise of warrants that are currently exercisable or will become exercisable within the next 60 days. Such warrants contain a “blocker” provision that limits the shareholder’s ability exercise such warrants to the extent that such exercise would cause the shareholder’s beneficial ownership in the Company to exceed 9.99% with respect to 129,590 warrant shares and 4.99% with respect to 76,555 warrant shares. The calculation of beneficial ownership does not take into account the effect of such “blocker” provisions.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

In connection with a May 2005 private placement, ZIOPHARM, Inc. (the Company’s predecessor) entered into an introduction with Paramount pursuant to which ZIOPHARM, Inc. granted Paramount BioCapital, Inc. (“Paramount”) a right of first refusal to act as the placement agent for the private sale of ZIOPHARM, Inc.’s securities until May 31, 2008. Upon the Company’s September 2005 merger with ZIOPHARM, Inc., the Company succeeded to ZIOPHARM, Inc.’s rights and obligations under such agreement. On December 18, 2006, the Company paid Paramount $180,000.00 in consideration for the early termination of such right of first refusal.

In connection with our offering of common stock and warrants to certain institutional and other accredited investors that was completed on May 3, 2006, pursuant to which the Company received gross proceeds of approximately $37 million, the Company engaged Paramount as a co-placement agent pursuant to a placement agency agreement dated March 13, 2006. Pursuant to the placement agency agreement and in consideration for services rendered in connection with the offering, the Company paid Paramount aggregate cash commissions of $1,726,644 and issued 7-year warrants to Paramount and its designees to purchase an aggregate of 487,526 shares at an exercise price of $5.09 per share. The Company also agreed to reimburse Paramount and the other co-placement agent for their accountable expenses incurred in connection with the offering.

In connection with our offering of common stock and warrants to certain institutional accredited investors that was completed on February 23, 2007, pursuant to which the Company received gross proceeds of approximately $30.9 million, the Company engaged Paramount as a co-placement agent pursuant to a placement agency agreement dated February 15, 2007. Pursuant to the placement agency agreement and in consideration for services rendered in connection with the offering, the Company paid Paramount aggregate cash commissions of $1,019,250 and issued 5-year warrants to Paramount and its designees to purchase an aggregate of 97,536 shares at an exercise price of $5.75 per share.

Timothy McInerney, who serves as a director of the Company, was a full-time employee of Paramount until March 2007. Dr. Michael Weiser, who also serves as a director of the Company, was a full-time employee serving as Director of Research of Paramount until December 2006.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires the Company’s officers and directors, and persons who own more than ten percent of a registered class of the Company’s equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Officers, directors and greater-than-ten-percent stockholders are required by Securities and Exchange Commission regulations to furnish the Company with copies of all Section 16(a) forms they file.

Based solely on review of the copies of the Forms 3, 4 and 5 (and amendments thereto) that we received with respect to transactions during fiscal 2007, we believe that the Company’s officers, directors and greater-than-ten-percent beneficial owners complied with all applicable Section 16(a) filing requirements, except as listed in the table below.

Name of Filer	Description of Transaction	Transaction Date	Filing Date
Richard E. Bagley	Restricted Stock and Stock Option Grant	December 12, 2007	December 17, 2007
Murray Brennan, M.D.	Stock Option Grant	December 12, 2007	December 18, 2007
James A. Cannon	Stock Option Grant	December 12, 2007	December 19, 2007
Wyche Fowler Jr., J.D.	Stock Option Grant	December 12, 2007	December 17, 2007
Gary S. Fragin	Stock Option Grant	December 12, 2007	January 8, 2008
Jonathan Lewis, M.D., Ph.D.	Stock Option Grant	December 12, 2007	December 17, 2007
Timothy McInerney	Allocation of Warrant Purchase Stock Option Grant Stock Option Grant	February 23, 2007 March 15, 2007 June 18, 2007 December 12, 2007	March 22, 2007 March 22, 2007 June 21, 2007 December 18, 2007
Michael Weiser, M.D., Ph.D.	Stock Option Grant	December 12, 2007	December 17, 2007

PROPOSALS OF STOCKHOLDERS

Any stockholder who desires to submit a proposal for action by the stockholders at the next annual stockholders’ meeting, which is the 2009 annual meeting following the Company’s 2008 fiscal year, must submit that proposal in writing to the Chief Financial Officer of the Company at the Company’s corporate headquarters by November 28, 2008 to have the proposal included in the Company’s proxy statement for that meeting. Due to the complexity of the respective rights of the stockholders and the Company in this area, any stockholder desiring to propose such an action is advised to consult with his or her legal counsel with respect to such rights. The Company suggests that any such proposal be submitted to the Company by certified mail, return receipt requested.

DISCRETIONARY PROXY VOTING AUTHORITY /
UNTIMELY STOCKHOLDER PROPOSALS

Rule 14a-4 promulgated under the Securities Exchange Act of 1934 governs the Company’s use of its discretionary proxy voting authority with respect to a stockholder proposal that the stockholder has not sought to include in the Company’s proxy statement. Rule 14a-4 provides that if a proponent of a proposal fails to notify the Company at least 45 days prior to the month and day of mailing of the prior year’s proxy statement, management proxies will be allowed to use their discretionary voting authority when the proposal is raised at the meeting, without any discussion of the matter.

With respect to the Company’s next annual stockholders’ meeting, the 2009 annual meeting, if the Company is not provided notice of a stockholder proposal, which the stockholder has not previously sought to include in the Company’s proxy statement, by February 11, 2009, the management proxies will be allowed to use their discretionary authority as outlined above.

SOLICITATION

The Company will bear the cost of preparing, assembling and mailing the proxy, proxy statement, annual report and other material which may be sent to the stockholders in connection with this solicitation. Brokerage houses and other custodians, nominees and fiduciaries may be requested to forward soliciting material to the beneficial owners of stock, in which case they will be reimbursed by the Company for their expenses in doing so. Proxies are being solicited primarily by mail, but, in addition officers and regular employees of the Company may solicit proxies personally, by telephone, by special letter, or via the Internet.

The Board of Directors does not intend to present to the meeting any other matter not referred to above and does not presently know of any matters that may be presented to the meeting by others. However, if other matters come before the meeting, it is the intent of the persons named in the enclosed proxy to vote the proxy in accordance with their best judgment.

By Order of the Board of Directors

ZIOPHARM Oncology, Inc.

Richard E. Bagley, President,
Chief Operating Officer and Chief Financial Officer

[PROXY CARD]

ZIOPHARM Oncology, Inc.
Proxy for Annual Meeting of Stockholders

The undersigned, a stockholder of ZIOPHARM Oncology, Inc., hereby appoints Jonathan Lewis and Richard E. Bagley, and each of them, as proxies, with full power of substitution, to vote on behalf of the undersigned the number of shares which the undersigned is then entitled to vote, at the annual stockholders’ meeting of ZIOPHARM Oncology, Inc. to be held at Saybrook Room Yale Club, 50 Vanderbilt Avenue, New York, New York 10017, on Wednesday, April 23, 2008, at 9:00 a.m. Eastern time, and at any and all adjournments thereof, with all the powers which the undersigned would possess if personally present, upon:

(1)	Proposal to elect eight directors for a term of one year.

☐	FOR all nominees listed below: (except as marked to the contrary below)	☐	WITHHOLD AUTHORITY to vote for all nominees listed below:

• Jonathan Lewis	• Richard E. Bagley	• Murray Brennan	• James Cannon
• Sen. Wyche Fowler Jr.	• Gary S. Fragin	• Timothy McInerney	• Michael Weiser

INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name on the space provided below:

(2)	Proposal to ratify the appointment of Vitale, Caturano & Company, Ltd. as the independent registered public accounting firm of the Company for fiscal 2008.

☐ FOR   ☐ AGAINST   ☐ ABSTAIN

(3)	Upon such other business as may properly come before the meeting or any adjournments thereof.

The Board of Directors recommends a vote “FOR” proposals 1 through 3

(Continued, and TO BE COMPLETED AND SIGNED, on the reverse side)

(Continued from other side)

The undersigned hereby revokes all previous proxies relating to the shares covered hereby and acknowledges receipt of the Notice and Proxy Statement relating to the Annual Meeting of Stockholders.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. When properly executed, this proxy will be voted on the proposals set forth herein as directed by the stockholder, but if no direction is made in the space provided, this proxy will be voted FOR the election of all nominees for director; and FOR ratification of Vitale, Caturano & Company, Ltd.’s appointment as independent registered public accounting firm for fiscal 2008.

Dated _______________________, 2008

x_____________________________

x_____________________________

(Stockholder must sign exactly as the name appears at left. When signed as a corporate officer, executor, administrator, trustee, guardian, etc., please give full title as such. If shares are held by two or more persons as joint tenants, all must sign.)